EXHIBIT 10(z)

Thursday, February 04, 1999





2568
Farmstead Telephone Group, Inc.
Mr. Robert LaVigne
22 Prestige Park Circle
East Hartford, CT 06108


Re:   Temporary increase to Line of Credit
       With FINOVA Capital Corporation

Dear Mr. LaVigne,

FINOVA Capital Corporation ("FINOVA") is pleased to advise you of our commitment to offer Farmstead Telephone Group, Inc. (the "Borrower") a $3,000,000.00 temporary increase in your line of credit from $2,000,000.00 to $5,000,000.00 (the "Line of Credit") for the period through March 31, 1999. After such time, the line shall return back to its original amount and continue as stated herein.

FINOVA maintains a common due date program whereas all payments are due in our office on the 1st, 10th, & 20th of each month. The terms under which such financing will be provided to your are 3pay90 from invoice date, with interest to accrue per annum ADB at 2.5% above Prime for those programs not fully rate supported for 90 days by the vendor. Of course the option is always available to avoid those interest charges by accepting shorter terms actually sponsored by the vendor. The default (maturity) rate commences on the day following the due date of each unpaid invoice. Offsets to payments to your account are not to be made unless previously authorized in writing by FINOVA. Unauthorized deductions shall be charged the default rate until the offset has been satisfied. From time to time, FINOVA may offer different terms to you after notice.

This commitment is made subject to the following terms and conditions:

A.    Amount of Line of Credit
      ------------------------

      The Line of Credit shall be in a maximum amount of $5,000,000.00 (as described above). FINOVA may from time to time finance sums above the committed line at its sole discretion. Further, any such additional advances are not intended to be and should not be construed as a permanent commitment above the approved line and are subject to immediate repayment, at our sole option, upon notice by FINOVA. There shall be no minimum extension of credit required of FINOVA under this commitment. All extensions of credit shall be made in the sole and complete discretion of FINOVA. The outstanding balance under the Line of Credit shall be computed by adding the principal outstanding amount and the amount of unpurchased approvals.

B.    Line of Credit Utilization
      --------------------------

      FINOVA will set aside up to $500,000.00 of Farmstead's line of credit. This portion of the Line of Credit will be used to finance Borrower's open account inventory purchases (Other Eligible
      Inventory).

C.    Other Eligible Inventory
      ------------------------

      FINOVA will finance other Eligible Inventory as follows:

      *     Repayment terms shall be 1/2 30, 1/2 60 from the advance date;
      * Rate of Prime plus 1.5 percent (1.5%) per annum ADB from advance date;
      * Advances shall be in FINOVA's sole discretion and shall be made directly to Farmstead on a per invoice basis upon FINOVA's receipt of all appropriate support documentation;
      * Advance rate shall be up to 50 percent (50%) of the wholesale value of the invoice;
      * FINOVA reserves the right to approve vendors for advances on Other Eligible Inventory;
      * There shall be a per advance transaction fee equivalent to 0.10 percent (0.1%) of invoice amount;
      *     No minimum balance requirement.

D.    Duration of Line of Credit
      --------------------------

      The term of the Line of Credit shall continue through March 31, 1999 ("Expiration") at which time the Line of Credit shall terminate and revert back to its original amount of $2,000,000.00 through 03/31/99. Currently FINOVA is considering a $5,000,000.00 permanent inventory credit line for your account projected to be effective after such time for a period of one year. FINOVA will annually review the line for renewal based on our receipt and satisfactory review of your next fiscal year end financial statement. FINOVA may, in its sole and absolute discretion extend the Line of Credit for such additional periods of time and under such terms and conditions as FINOVA determines to be appropriate. No advances will be made by FINOVA until FINOVA actually receives executed copies of any and all documentation required by FINOVA.

E.    Early Termination
      -----------------

      The Line of Credit may be terminated by FINOVA at any time prior to the Expiration specified above if:

      1. The Borrower fails to execute and/or deliver any and all financing documents required by FINOVA, which financing documents shall include, but shall not be limited to, a Dealer Loan Security Agreement, Certificate of Corporate Borrowing Resolutions, and a UCC-1 broad lien on all assets.
      2. The Borrower is in breach of any of the provisions of any of the financing documents required by FINOVA, or is in default under any such document.
      3. There has occurred any adverse change in the financial condition, structure, ownership, or business prospects of the Borrower (or any guarantor of the Borrower's indebtedness to FINOVA), or if FINOVA shall learn of any misrepresentation or omission of a fact or circumstance by the Borrower (or any guarantor of the Borrower's indebtedness to FINOVA) which FINOVA deems to be material. The Borrower and all guarantors shall be obligated to notify FINOVA Capital Corporation in writing of any change in either their financial condition, structure, ownership, or business prospects.
      4. The Borrower is in breach of any of the Conditions as set forth by FINOVA, and itemized below.

F.    Recurring Conditions:
      ---------------------

      1.   Collateral Covenants:
           a) The ratio of total collateral available to FINOVA after deduction of senior liens to total FINOVA indebtedness must be at least 1.5 to 1 (1.5:1).
           b) The ratio of Other Eligible Inventory to advances on Other Eligible Inventory must be at least 2 to 1 (2:1).
           > In the event of a collateral shortfall, an immediate paydown shall be required.

      2.   Reporting Requirements:
           a) Monthly collateral reports of Accounts Receivable, Accounts Payable, and Inventory valuation reports are to be provided within 10 business days after the end of each month.
           b)   Monthly Borrowing Base to accompany collateral reports.
           c)   Quarterly 10-QSB's, if not easily obtainable by FINOVA.

      3.   Operational Requirements:
           a) Evidence of Casualty insurance in an amount greater than, or equal to the credit facility, accompanied by a Lender's Loss Payable clause favoring FINOVA Capital Corp.

G.    Current Conditions [to be satisfied within the next 30 days]:
      -------------------------------------------------------------

      1. Conversion of all required documentation from our predecessor, AT&T Capital Corporation, to that of our current name, FINOVA Capital Corporation.
      2.   Completion of the Y2K survey provided by FINOVA.
      3. Satisfactory Audit, tentatively scheduled for the first week of March 1999.
      4. Updated insurance certificate. The policy shows continued through 10/99, but FINOVA needs an actual copy of the insurance certificate to evidence the amount of contents coverage. Additionally, the Loss Payee name should be amended from AT&T to that of FINOVA.
      5. Conversion of Intercreditor document with First Union (formerly Affiliated Business Credit) to amend our corporate name change from AT&T to FNV.

H.    No Assignment
      -------------

      This commitment may not be assigned by the Borrower without the prior written consent of FINOVA, which consent shall be granted or withheld in the sole and absolute discretion of FINOVA.

We look forward to a continuing relationship!



Respectfully,


/s/Mitchell J. Reaver
---------------------
Mitchell J. Reaver
Account Executive
INVENTORY FINANCE



                                       Accepted:  /s/ Robert G. LaVigne
                                                  ------------------------
                                                  (Name)

                                                  Executive Vice president
                                                  ------------------------
                                                  (Title)

                                                  2/8/99
                                                  ------------------------
                                                  (Date)